First Watch Restaurant Group, Inc. Reports Third Quarter Financial Results
Robust Same-Restaurant Sales Growth of 46.2% and Traffic Growth of 40.1%

BRADENTON, FL — November 8, 2021 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG), (“First Watch” or the “Company”) the Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the third fiscal quarter ended September 26, 2021.

Highlights for the third fiscal quarter ended September 26, 2021 compared to the third fiscal quarter ended September 27, 2020:

•Total revenues increased 57.8% to $157.4 million
•Same-restaurant sales growth of 46.2% (19.7% growth compared to 2019(*))
•Same-restaurant traffic growth of 40.1% (4.8% growth compared to 2019(*))
•Income (Loss) from operations margin of 4.6% compared to (8.8)% ((3.4)% in 2019(*))
•Restaurant level operating profit margin(**) increased to 19.5% from 9.9% (16.0%, in 2019(*))
•Net income of $0.8 million, or $0.02 per diluted share, compared to Net loss of $11.1 million, or $(0.25) per diluted share (Net loss of $7.0 million, or $(0.16) per diluted share in 2019(*))
•Adjusted EBITDA(**) increased to $17.0 million from $2.6 million ($7.7 million in 2019(*))
•Five system-wide restaurant openings in the quarter, resulting in a quarter-end count of 428 system-wide restaurants (337 company-owned and 91 franchise-owned) across 28 states

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* Comparison to the third fiscal quarter ended September 29, 2019 is provided for enhanced comparability.
** See “Non-GAAP Financial Measures” below.

Third Fiscal Quarter 2021 Financial Results
“Our third quarter performance reflects the strength and resiliency of our brand as evidenced by the exceptional same-restaurant sales and traffic growth, improved restaurant level operating profit margin and increased Adjusted EBITDA when compared to the same periods in both 2020 and 2019,” said Chris Tomasso, Chief Executive Officer and President of First Watch. “I want to personally thank the dedicated individuals throughout our organization for their commitment to delivering an elevated experience at every opportunity and for their efforts in establishing the third quarter of fiscal 2021 as one of the strongest quarters in First Watch's nearly 40-year history.”

Total revenues for the quarter increased 57.8% to $157.4 million from $99.7 million during the same period in 2020 primarily due to (i) same-restaurant sales growth of 46.2%, which was driven by same-restaurant traffic growth of 40.1%, (ii) sales from 19 new company-owned restaurants that have opened since September 27, 2020 and (iii) menu price increases.

Labor and other related expenses for the quarter was 32.6% of restaurants sales as compared to 34.7% during the same period in 2020 and 35.2% during the same period in 2019. The percentage is lower than the same periods in 2020 and 2019 principally due to the challenging labor environment. As the pace of job applications and hiring is improving, labor as a percentage of restaurant sales is expected to increase 100 to 150 basis points in the fourth fiscal quarter of 2021.

Income from operations for the quarter was $7.2 million as compared to Loss from operations of $8.6 million for the same period in 2020. This was primarily due to (i) the increase in same-restaurant sales growth, driven by same-restaurant traffic growth, which had declined in 2020 due to the impacts of the COVID-19 pandemic, (ii) operations of 19 new company-owned restaurants that have opened since September 27, 2020, partially offset by (iii) the increase in food and beverage costs, labor and other related expenses and other restaurant operating expenses as restaurant sales and traffic increased and (iv) the increase in general and administrative expenses primarily as a result of the increase in employee headcount and performance-related bonuses.

Restaurant level operating profit for the quarter increased to $30.2 million from $9.8 million during the same period in 2020 primarily due to (i) the rapid and steady recovery of our in-restaurant dining sales and traffic, which had declined in 2020 due to the impacts of the COVID-19 pandemic and (ii) the operations of 19 new company-owned restaurants that have opened since September 27, 2020, partially offset by (iii) the increase in food and beverage costs, labor and other related expenses and other restaurant operating expenses as restaurant sales and traffic increased.

Net income for the quarter was $0.8 million, or $0.02 per diluted share, as compared to Net loss of $11.1 million, or $(0.25) per diluted share, during the same period in 2020. The increase was primarily due to (i) the increase in income from operations mainly driven by the rapid and steady recovery of our in-restaurant dining sales and traffic, partially offset by (ii) income tax expense. Net income (loss) margin for the quarter increased to positive 0.5% as compared to (11.2)% in the same period in 2020.

Adjusted EBITDA for the quarter increased $14.4 million to $17.0 million from $2.6 million during the same period in 2020 primarily due to (i) the rapid and steady recovery of our in-restaurant dining sales and traffic, which had declined in 2020 due to the impacts of the COVID-19 pandemic and (ii) the operations of 19 new company-owned restaurants that have opened since September 27, 2020, partially offset by (iii) the increase in general and administrative expenses mainly as a result of the increase in employee headcount and performance-related bonuses. Adjusted EBITDA margin increased to 10.8% from 2.6% in the same period in 2020.

For additional financial information related to the third fiscal quarter ended September 26, 2021, refer to the Company’s Quarterly report on SEC form 10-Q filed on November 8, 2021, which can be accessed at investors.firstwatch.com in the Financials & Filings section.

Outlook

The Company expects the following for the fourth quarter of fiscal year ending December 26, 2021:

Same-restaurant sales growth in the range of 31.5% to 33.5%
Adjusted EBITDA* in the range of $10.2 million to $11.2 million
New restaurant openings to include 7 company-owned restaurants and 2 franchise-owned restaurants
Associated with the debt refinancing on October 6, 2021, we will recognize a non-cash charge of $2.4 million on the existing debt

The Company reiterates its long-term financial targets as follows:

•Unit growth in the low double digits
•Same-restaurant sales growth of ~3.5%
•Restaurant sales growth in the mid-teens
•Adjusted EBITDA growth in the mid-teens

The Company also believes that the brand has the potential for more than 2,200 restaurants in the US.

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*We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these third fiscal quarter 2021 financial results tomorrow, November 9, 2021 at 8:00 AM ET.

Interested parties may listen to the conference call via telephone by dialing 421-317-6026. The webcast will be available at https://investors.firstwatch.com in the News & Events section and will be archived on the site shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended September 26, 2021 and the thirteen weeks ended September 27, 2020, there were 270 restaurants and 212 restaurants, respectively, in our Comparable Restaurant Base. We gather daily sales data and regularly analyze the customer traffic counts and the mix of menu items sold to aid in developing menu pricing, product offerings and promotional strategies designed to produce sustainable same-restaurant sales growth.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the thirteen weeks ended September 26, 2021 and the thirteen weeks ended September 27, 2020, there were 270 restaurants and 212 restaurants, respectively, in our Comparable Restaurant Base. We gather daily traffic data and regularly analyze customer traffic to aid in developing menu pricing, product offerings and promotional strategies.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s award winning chef-driven menu includes elevated executions of classic favorites for breakfast, lunch and brunch along with First Watch-specific specialties such as our protein-packed Quinoa Power Bowl®, Farmstand Breakfast Tacos, Avocado Toast, Morning Meditation (juiced in-house daily), our Vodka Kale Tonic, Chickichangas and our famous Million Dollar Bacon. In 2021, First Watch was recognized as FSR Magazine’s Best Menu and as the fastest-growing full-service restaurant chain based on unit growth. There are more than 425 First Watch restaurants in 28 states, and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch’s possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on First Watch’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: adverse effects of the COVID-19 pandemic or other infectious diseases; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. These factors include but are not limited to those described under “Risk Factors” in the Company’s Registration Statement filed on Form S-1 with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at https://investors.firstwatch.com/financialinformation/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Raphael Gross
203.682.8253
https://investors.firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Restaurant level operating profit and Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). These non-GAAP financial measures are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Our non-GAAP financial measures may differ from similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense, income taxes and items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable measure under GAAP, to Adjusted EBITDA. Adjusted EBITDA as shown is not adjusted to reflect the impact of pre-opening expenses or deferred rent (income) expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues.

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

The Company may incur expenses in the future similar to those adjusted for in the reconciliation of Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin as follows:

	THIRTEEN WEEKS ENDED
(in thousands)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Net income (loss)	$783	$(11,141)	$(7,030)
Depreciation and amortization	8,203	7,849	7,545
Interest expense	6,051	5,832	4,743
Income tax expense (benefit)	534	(3,262)	(1,294)
EBITDA	15,571	(722)	3,964
Initial public offering (“IPO”)-readiness and strategic transition costs(1)	576	2,156	2,394
Stock-based compensation (2)	430	192	308
Recruiting and relocation costs (3)	151	—	338
Impairments and loss on disposal of assets (4)	98	27	206
Transaction expenses (income), net (5)	126	(34)	441
COVID-19 - related charges (6)	—	963	—
Severance costs	—	—	97
Adjusted EBITDA	$16,952	$2,582	$7,748

Total revenues	$157,441	$99,749	$109,646
Net income (loss) margin	0.5%	(11.2)%	(6.4)%
Adjusted EBITDA margin	10.8%	2.6%	7.1%

Additional information
Pre-opening expenses (7)	$510	$1,108	$1,380
Deferred rent (income) expense (8)	$(156)	$1,187	$1,072
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(1) Represents costs related to information technology support and external professional service costs incurred in connection with IPO-readiness efforts as well as the assessment and redesign of the Company’s systems and processes.
(2) Represents non-cash, stock-based compensation expense.
(3) Represents costs incurred for hiring qualified individuals as we assessed the redesign of our systems and processes.
(4) Includes impairments recognized on intangible assets and fixed assets as well as costs related to the disposal of assets due to retirements, replacements or certain restaurant closures.
(5) The amounts primarily represent the revaluation of the contingent consideration payable to previous stockholders for tax savings generated through use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017. In addition, the amounts include costs incurred in connection with the acquisition of certain franchise-owned restaurants, costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and costs related to restaurant closures.
(6) Consists of costs incurred in connection with the economic impact of the COVID-19 pandemic, which primarily includes inventory obsolescence and spoilage, compensation for employees upon furlough and return from furlough, health insurance costs paid for furloughed employees, net of employee retention credits and costs incurred to amend certain financial commitments.
(7) Represents expenses directly incurred to open new restaurants, including pre-opening rent, manager salaries, recruiting expenses, employee payroll, training, and marketing costs recorded within both Other restaurant operating expenses and Occupancy expenses.
(8) Consists of the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that we do not consider in our evaluation of ongoing core operating performance. Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit margin represents Restaurant level operating profit as a percentage of restaurant sales.

Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate. Additionally, Restaurant level operating profit and Restaurant level operating profit margin or similar non-GAAP financial measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Restaurant level operating profit and Restaurant level operating profit margin, when used in conjunction with GAAP financial measures, provide useful information about our operating results, identify operational trends and allow for greater transparency with respect to key metrics used by us in our financial and operational decision making. We use Restaurant level operating profit and Restaurant level operating profit margin to make decisions regarding future spending and other operational decisions. Our calculations of Restaurant level operating profit and Restaurant level operating profit margin may not be comparable to similar measures reported by other companies, have limitations as analytical tools and should not be considered as a substitute for the analysis of our results as a whole as reported under GAAP.

A reconciliation of Income (Loss) from operations and Income (Loss) from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin is as follows:

	THIRTEEN WEEKS ENDED
(in thousands)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Income (Loss) from operations	$7,153	$(8,616)	$(3,678)
Less: Franchise revenues	(2,359)	(1,396)	(1,905)
Add:
General and administrative expenses	17,019	11,347	14,578
Depreciation and amortization	8,203	7,849	7,545
Impairments and loss on disposal of assets (1)	98	27	206
Transaction expenses (income), net (2)	126	(34)	441
COVID-19 - related charges (3)	—	585	—
Restaurant level operating profit	$30,240	$9,762	$17,187

Restaurant sales	$155,082	$98,353	$107,742
Income (Loss) from operations margin	4.6%	(8.8)%	(3.4)%
Restaurant level operating profit margin	19.5%	9.9%	16.0%

Additional information
Pre-opening expenses (4)	$510	$1,108	$1,380
Deferred rent (income) expense (5)	$(244)	$1,202	$1,061
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(1) Includes impairments recognized on intangible assets and fixed assets as well as costs related to the disposal of assets due to retirements, replacements or certain restaurant closures.
(2) The amount primarily represents the revaluation of the contingent consideration payable to previous stockholders for tax savings generated through use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017. In addition, the amount include costs incurred in connection with the acquisition of certain franchise-owned restaurants, costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and costs related to restaurant closures.
(3) Consists of costs incurred in connection with the economic impact of the COVID-19 pandemic, which primarily includes inventory obsolescence and spoilage, compensation for employees upon furlough and return from furlough, and health insurance costs paid for furloughed employees, net of employee retention credit.
(4) Represents expenses directly incurred to open new restaurants, including pre-opening rent, manager salaries, recruiting expenses, employee payroll, training, and marketing costs recorded within both Other restaurant operating expenses and Occupancy expenses.
(5) Consists of the non-cash portion of straight-line rent expense recorded within Occupancy expenses.